Calculation of Filing Fee Tables
S-8
FULTON FINANCIAL CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $2.50 per share	Other	2,000,000	$ 16.99	$ 33,980,000.00	0.0001381	$ 4,692.64
Total Offering Amounts:						$ 33,980,000.00		$ 4,692.64
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 4,692.64
Offering Note
[1]	Amount Registered - Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 shall also cover any additional shares of common stock ("Common Stock") of Fulton Financial Corporation (the "Registrant") that become issuable under the Registrant's Fulton Financial Corporation 401(k) Retirement Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization, or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock. Amount Registered - Represents the number of shares of Common Stock issued pursuant to the Plan. Proposed Maximum Offering Price Per Unit - Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Common Stock as reported on NASDAQ on October 17, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A